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       CERTIFICATE OF DESIGNATION, PREFERENCES AND RIGHTS

                               OF

            PREFERRED STOCK, ADJUSTABLE RATE SERIES N

                               OF

                 THE CHASE MANHATTAN CORPORATION



     THE CHASE MANHATTAN CORPORATION, a corporation organized and existing under the laws of the State of Delaware (herein referred to as the "Corporation"), in accordance with the provisions of
Section 151 of the General Corporation Law of the State of
Delaware, does hereby CERTIFY:

     1. The Certificate of Incorporation, as amended, of the Corporation fixes the total number of shares of all classes of capital stock which the Corporation shall have the authority to issue as Six Hundred Million (600,000,000) shares, of which One Hundred Million (100,000,000) shares shall be shares of Preferred Stock without par value, and Five Hundred Million (500,000,000) shares shall be shares of Common Stock of the par value of $2.00 per share (herein referred to as "Common Stock").

     2. The Certificate of Incorporation, as amended, of the Corporation, expressly grants to the Board of Directors of the Corporation authority to provide for the issuance of said Preferred Stock in one or more series, with such voting powers, full or limited but not to exceed one vote per share, or without voting powers, and with such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issue thereof adopted by the Board of Directors and as are not stated and expressed in its Certificate of Incorporation, as amended.

     3. Pursuant to authority conferred upon the Board of Directors by the Certificate of Incorporation, as amended, of the Corporation, the Board of Directors, at meetings duly held on and May 20, 1992 and August 19, 1992, at each of which a quorum was present and acting throughout, and a duly authorized committee of the Board of Directors, acting by written consent of its members dated as of April 29, 1994, duly authorized and adopted the provisions set forth in the following resolution providing for an issue of a series of its Preferred Stock to be designated "Preferred Stock, Adjustable Rate Series N":

     "RESOLVED, that an issue of a series of the Preferred Stock,

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without par value, of the Corporation (said Preferred Stock being herein referred to as "Preferred Stock", which term shall include any additional shares of Preferred Stock of the same class heretofore or hereafter authorized to be issued by the Corporation), consisting of Nine Million One Hundred Thousand (9,100,000) shares is hereby provided for, and the voting power, designation, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, are fixed hereby as follows:

          1. Designation. The designation of such series shall be "Preferred Stock, Adjustable Rate Series N" (hereinafter referred to as the "Series N Preferred Stock") and the number of shares constituting such series is Nine Million One Hundred Thousand (9,100,000). Shares of Series N Preferred Stock shall have a stated value of $25.00 per share. The number of authorized shares of Series N Preferred Stock may be reduced by further resolution duly adopted by the Board of Directors of the Corporation or any duly authorized committee thereof and by the filing of a certificate pursuant to the provisions of the General Corporation Law of the State of Delaware stating that such reduction has been so authorized, but the number of authorized shares of Series N Preferred Stock shall not be increased. The Series N Preferred Stock shall rank on a parity as to dividends and distributions of assets with the series of Preferred Stock, without par value, of the Corporation designated as Preferred Stock, Floating Rate Series F, Preferred Stock, 10 1/2% Series G, Preferred Stock, 9.76% Series H, Preferred Stock, 10.84% Series I, Preferred Stock, 9.08% Series J, Preferred Stock, 8-1/2% Series K, Preferred Stock, 8.32% Series L and Preferred Stock, 8.40% Series M. The Series N Preferred Stock shall rank senior as to dividends and distributions of assets to the series of Preferred Stock, without par value, of the Corporation designated as Junior Participating Preferred Stock.

          2. Dividends. Dividends payable on the shares of Series N Preferred Stock for the period from May 10, 1994 to and including June 30, 1994 (the "Initial Dividend Period") shall be $0.2156 per share. For each quarterly dividend period after the Initial Dividend Period (the "Quarterly Dividend Period") dividends payable on the shares of Series N Preferred Stock shall be payable at a rate per annum of the stated value thereof equal to the Applicable Rate (as defined in Section 3) in respect of such Quarterly Dividend Period, expressed as a percentage to the nearest ten thousandth of a percentage point. The amount of dividends per share for each Quarterly Dividend Period shall be computed by dividing the Applicable Rate for such Quarterly Dividend Period by four and applying the resulting rate to the stated value per share of the Series N Preferred Stock. Each Quarterly Dividend Period shall commence on the January 1, April 1, July 1 and October
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     1, as the case may be, following the last day of the Initial
     Dividend Period or the preceding Quarterly Dividend Period, as the case may be, and shall end on and include the day next preceding the first day of the next such Quarterly Dividend Period. Such dividends shall be cumulative from May 10, 1994 and shall be payable, when and as declared by the Board of Directors, on the last day of March, June, September and December of each year, commencing June 30, 1994. Each such quarterly dividend shall be paid to the holders of record of shares of Series N Preferred Stock as they appear on the stock register of the Corporation on such record date, not exceeding 30 days preceding the payment date thereof, as shall be fixed by the Board of Directors of the Corporation. Dividends on account of arrears for any past dividend periods may be declared and paid at any time, without reference to any quarterly dividend payment date, to holders of record on such date, not exceeding 45 days preceding the payment date thereof, as may be fixed by the Board of Directors of the Corporation. In the event that there shall be outstanding shares of any other series of Preferred Stock ranking on a parity as to dividends with the Series N Preferred Stock, the Corporation, in making any dividend payment on account of arrears on the Series N Preferred Stock or such other series of Preferred Stock, shall make payments ratably upon all outstanding shares of Series N Preferred Stock and such other series of Preferred Stock in proportion to the respective amounts of dividends in arrears upon all such outstanding shares of Series N Preferred Stock and such other series of Preferred Stock to the date of such dividend payment. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments which may be in arrears. Dividends payable on the Series N Preferred Stock for any period after the Initial Dividend Period which is less than a full Quarterly Dividend Period shall be computed on the basis of a 360 day year consisting of twelve 30-day months.

          3.   Definition of Applicable Rate, etc.

          Except as provided below in this paragraph, the "Applicable Rate" for any Quarterly Dividend Period will be equal to 85% of the Effective Rate (as hereinafter defined). The "Effective Rate" for any Quarterly Dividend Period will be equal to the highest of the Treasury Bill Rate, the Ten Year Constant Maturity Rate and the Thirty Year Constant Maturity Rate (each as hereinafter defined) for such Quarterly Dividend Period. In the event that the Corporation determines in good faith that for any reason:

          (i) any one of the Treasury Bill Rate, the Ten Year Constant Maturity Rate or the Thirty Year Constant Maturity Rate cannot be determined for any
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               Quarterly Dividend Period, then the Effective Rate
               for such Quarterly Dividend Period will be equal to the higher of whichever two of such Rates can be so determined;

         (ii) only one of the Treasury Bill Rate, the Ten Year Constant Maturity Rate or the Thirty Year Constant Maturity Rate can be determined for any Quarterly Dividend Period, then the Effective Rate for such Quarterly Dividend Period will be equal to whichever such Rate can be so determined; or

        (iii) none of the Treasury Bill Rate, the Ten Year Constant Maturity Rate or the Thirty Year Constant Maturity Rate can be determined for any Quarterly Dividend Period, then the Effective Rate for the preceding dividend period will be continued for such Quarterly Dividend Period.

     Anything herein to the contrary notwithstanding, the Applicable Rate for any Quarterly Dividend Period shall in no event be less than 4.50% per annum or greater than 10.50% per annum.

          Except as described below in this paragraph, the "Treasury Bill Rate" for each Quarterly Dividend Period will be the arithmetic average of the two most recent weekly per annum market discount rates (or the one weekly per annum market discount rate, if only one such rate is published during the relevant Calendar Period (as hereinafter defined)) for three-month U.S. Treasury bills, as published weekly by the Federal Reserve Board (as hereinafter defined) during the Calendar Period immediately preceding the last ten calendar days preceding the Quarterly Dividend Period for which the dividend rate on the Series N Preferred Stock is being determined. In the event that the Federal Reserve Board does not publish such a weekly per annum market discount rate during such Calendar Period, then the Treasury Bill Rate for such Quarterly Dividend Period will be the arithmetic average of the two most recent weekly per annum market discount rates (or the one weekly per annum market discount rate, if only one such rate is published during the relevant Calendar Period) for three-month U.S. Treasury bills, as published weekly during such Calendar Period by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation. In the event that a per annum market discount rate for three-month U.S. Treasury bills is not published by the Federal Reserve Board or by any Federal Reserve Bank or by any U.S. Government department or agency during such Calendar Period, then the Treasury Bill Rate for such Quarterly Dividend Period will be the arithmetic average of the two most recent weekly per annum market discount rates (or the one
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     weekly per annum market discount rate, if only one such rate is published during the relevant Calendar Period) for all of the U.S. Treasury bills then having remaining maturities of not less than 80 nor more than 100 days, as published during such Calendar Period by the Federal Reserve Board or, if the Federal Reserve Board does not publish such rates, by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation. In the event that the Corporation determines in good faith that for any reason no such U.S. Treasury bill rates are published as provided above during such Calendar Period, then the Treasury Bill Rate for such Quarterly Dividend Period will be the arithmetic average of the per annum market discount rates based upon the closing bids during such Calendar Period for each of the issues of marketable non-interest-bearing U.S. Treasury securities with a remaining maturity of not less than 80 nor more than 100 days from the date of each such quotation, as chosen and quoted daily for each business day in New York City (or less frequently if daily quotations are not generally available) to the Corporation by at least three recognized dealers in U.S. Government securities selected by the Corporation. In the event that the Corporation determines in good faith that for any reason the Corporation cannot determine the Treasury Bill Rate for any Quarterly Dividend Period as provided above in this paragraph, the Treasury Bill Rate for such Quarterly Dividend Period will be the arithmetic average of the per annum market discount rates based upon the closing bids during such Calendar Period for each of the issues of marketable interest-bearing U.S. Treasury securities with a remaining maturity of not less than 80 nor more than 100 days, as chosen and quoted daily for each business day in New York City (or less frequently if daily quotations are not generally available) to the Corporation by at least three recognized dealers in U.S. Government securities selected by the Corporation.

          Except as described below in this paragraph, the "Ten Year Constant Maturity Rate" for each Quarterly Dividend Period will be the arithmetic average of the two most recent weekly per annum Ten Year Average Yields (as hereinafter defined) (or the one weekly per annum Ten Year Average Yield, if only one such yield is published during the relevant Calendar Period), as published weekly by the Federal Reserve Board during the Calendar Period immediately preceding the last ten calendar days preceding the Quarterly Dividend Period for which the dividend rate on the Series N Preferred Stock is being determined. In the event that the Federal Reserve Board does not publish such a weekly per annum Ten Year Average Yield during such Calendar Period, then the Ten Year Constant Maturity Rate for such Quarterly Dividend Period will be the arithmetic average of the two most recent weekly per annum Ten Year Average Yields (or the one weekly per annum Ten Year
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     Average Yield, if only one such yield is published during the relevant Calendar Period), as published weekly during such Calendar Period by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation. In the event that a per annum Ten Year Average Yield is not published by the Federal Reserve Board or by any Federal Reserve Bank or by any U.S. Government department or agency during such Calendar Period, then the Ten Year Constant Maturity Rate for such Quarterly Dividend Period will be the arithmetic average of the two most recent weekly per annum average yields to maturity (or the one weekly per annum average yield to maturity, if only one such yield is published during the relevant Calendar Period) for all of the actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities (as hereinafter defined)) then having remaining maturities of not less than eight nor more than twelve years, as published during such Calendar Period by the Federal Reserve Board or, if the Federal Reserve Board does not publish such yields, by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation. In the event that the Corporation determines in good faith that for any reason the Corporation cannot determine the Ten Year Constant Maturity Rate for any Quarterly Dividend Period as provided above in this paragraph, then the Ten Year Constant Maturity Rate for such Quarterly Dividend Period will be the arithmetic average of the per annum average yields to maturity based upon the closing bids during such Calendar Period for each of the issues of actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities) with a final maturity date not less than eight nor more than twelve years from the date of each such quotation, as chosen and quoted daily for each business day in New York City (or less frequently if daily quotations are not generally available) to the Corporation by at least three recognized dealers in U.S. Government securities selected by the Corporation.

          Except as described below in this paragraph, the "Thirty Year Constant Maturity Rate" for each Quarterly Dividend Period will be the arithmetic average of the two most recent weekly per annum Thirty Year Average Yields (as hereinafter defined) (or the one weekly per annum Thirty Year Average Yield, if only one such yield is published during the relevant Calendar Period), as published weekly by the Federal Reserve Board during the Calendar Period immediately preceding the last ten calendar days preceding the Quarterly Dividend Period for which the dividend rate on the Series N Preferred Stock is being determined. In the event that the Federal Reserve Board does not publish such a weekly per annum Thirty Year Average Yield during such Calendar Period, then the Thirty Year Constant Maturity Rate for such Quarterly Dividend Period will be the arithmetic average of the two most recent weekly per
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     annum Thirty Year Average Yields (or the one weekly per annum
     Thirty Year Average Yield, if only one such yield is published during the relevant Calendar Period), as published weekly during such Calendar Period by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation. In the event that a per annum Thirty Year Average Yield is not published by the Federal Reserve Board or by any Federal Reserve Bank or by any U.S. Government department or agency during such Calendar Period, then the Thirty Year Constant Maturity Rate for such Quarterly Dividend Period will be the arithmetic average of the two most recent weekly per annum average yields to maturity (or the one weekly per annum average yield to maturity, if only one such yield is published during the relevant Calendar Period) for all of the actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities) then having remaining maturities of not less than twenty-eight nor more than thirty years, as published during such Calendar Period by the Federal Reserve Board or, if the Federal Reserve Board does not publish such yields, by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation. In the event that the Corporation determines in good faith that for any reason the Corporation cannot determine the Thirty Year Constant Maturity Rate for any Quarterly Dividend Period as provided above in this paragraph, then the Thirty Year Constant Maturity Rate for such Quarterly Dividend Period will be the arithmetic average of the per annum average yields to maturity based upon the closing bids during such Calendar Period for each of the issues of actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities) with a final maturity date not less than twenty-eight nor more than thirty years from the date of each such quotation, as chosen and quoted daily for each business day in New York City (or less frequently if daily quotations are not generally available) to the Corporation by at least three recognized dealers in U.S. Government securities selected by the Corporation.

          The Treasury Bill Rate, the Ten Year Constant Maturity
     Rate and the Thirty Year Constant Maturity Rate shall each be rounded to the nearest five hundredths of a percent.

          The Applicable Rate with respect to each Quarterly Dividend Period will be calculated as promptly as practicable by the Corporation according to the appropriate method described above. The Corporation will cause each Applicable Rate to be published in a newspaper of general circulation in New York City before the commencement of the Quarterly Dividend Period to which it applies and will cause notice of such Applicable Rate to be enclosed with the dividend payment checks next mailed to the holders of Series N Preferred Stock.
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          For purposes of this Section,

          (i) "Calendar Period" means a period of fourteen calendar days;

         (ii)  "Federal Reserve Board" means the Board of
               Governors of the Federal Reserve System;

        (iii) "Special Securities" means securities which can, at the option of the holder, be surrendered at face value in payment of any Federal estate tax or which provide tax benefits to the holder and are priced to reflect such tax benefits or which were originally issued at a deep or substantial discount;

         (iv) "Ten Year Average Yield" means the average yield to maturity for actively traded marketable U.S.
               Treasury fixed interest rate securities (adjusted to constant maturities of ten years); and

          (v) "Thirty Year Average Yield" means the average yield to maturity for actively traded marketable U.S.
               Treasury fixed interest rate securities (adjusted to constant maturities of thirty years).

           4. Redemption. On or after June 30, 1999, the Corporation, at its option, may redeem shares of the Series N Preferred Stock, as a whole or in part, at any time or from time to time at a redemption price of $25 per share plus an amount equal to the accrued and unpaid dividends thereon to the date fixed for redemption (whether or not such dividends have been declared). To permit the Series N Preferred Stock to qualify as Tier 1 capital of the Corporation, any such redemption shall be subject to the prior approval of the Board of Governors of the Federal Reserve System.

          In the event the Corporation shall redeem shares of Series N Preferred Stock, notice of such redemption shall be given by first class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the redemption date, to each holder of record of the shares to be redeemed, at such holder's address as the same appears on the stock register of the Corporation. Each such notice shall state: (1) the redemption date; (2) the number of shares of Series N Preferred Stock to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (3) the redemption price; (4) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and (5) that dividends on the shares to be redeemed will cease to accrue on such redemption date. Notice having been mailed as aforesaid, from and after the redemption date (unless default shall be made by the Corporation in providing money for the payment of the redemption price) dividends on the shares of the Series N Preferred Stock so called for redemption shall cease to accrue, and notwithstanding the fact that any certificates for such shares shall not have been surrendered for payment of the redemption price, said shares shall no longer be deemed to be outstanding, and all rights of the holders thereof as stockholders of the Corporation (except the right to receive from the Corporation the redemption price) shall cease. Upon surrender in accordance with said notice of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Board of Directors of the Corporation or any duly authorized committee thereof shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the redemption price aforesaid. If less than all the outstanding shares of Series N Preferred Stock are to be redeemed, shares to be redeemed shall be selected by the Corporation from outstanding shares of Series N Preferred Stock not previously called for redemption by lot or pro rata (as nearly as may be) or by any other method determined by the Corporation in its sole discretion to be equitable.

          In no event shall the Corporation redeem less than all the outstanding shares of Series N Preferred Stock pursuant to the first paragraph of this Section 4 or purchase or otherwise acquire any shares of Series N Preferred Stock unless full cumulative dividends shall have been paid or declared and set apart for payment upon all outstanding shares of Series N Preferred Stock for all past dividend periods; provided, however, that the foregoing shall not prevent the purchase or acquisition of shares of Series N Preferred Stock pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series N Preferred Stock.

          5. Shares to be Retired. All shares of Series N Preferred Stock redeemed or purchased by the Corporation shall be retired and canceled and shall be restored to the status of authorized but unissued shares of Preferred Stock, without designation as to series, and may thereafter be issued, but not as shares of Series N Preferred Stock.

          6. Conversion or Exchange. The holders of shares of Series N Preferred Stock shall not have any rights herein to convert such shares into or exchange such shares for shares of any other class or classes or of any other series of any class or classes of capital stock of the Corporation.

          7. Voting. Except as hereinafter expressly provided or as otherwise required by law, the shares of this series shall have no voting power.

          In the event that six quarterly dividends (whether or not consecutive) payable on any share or shares of Preferred Stock shall be in arrears, the holders of shares of this series, voting separately as a class with the holders of shares of any one or more other series of Preferred Stock upon which like voting rights have been conferred, shall be entitled at the Corporation's next annual meeting of stockholders (and at each subsequent annual meeting of stockholders), unless all dividends in arrears have been paid or declared and set apart for payment prior to such meeting (or such subsequent meeting), to cast one-fortieth (1/40) of one vote for each $25 of the amount per share which holders of shares of this series are entitled to receive out of the assets of the Corporation available for distribution before any distribution of assets shall be made to the holders of Common Stock or any other shares of stock of the Corporation ranking as to such distribution junior to shares of this series, in the event of any involuntary liquidation, dissolution or winding up of the Corporation, but not more than one vote per share, for each share of this series held of record for the election of two directors of the Corporation, with the remaining directors of the Corporation to be elected by the holders of shares of any other class or classes or series of stock entitled to vote therefor. Until the arrears in payments of all dividends which permitted the election of said directors shall cease to exist, any director who shall have been so elected pursuant to the preceding sentence may be removed at any time, either with or without cause, only by the affirmative vote of the holders of the shares at the time entitled to cast a majority of the votes entitled to be cast for the election of any such director at a special meeting of such holders called for that purpose, and any vacancy thereby created may be filled by the vote of such holders. If and when such arrears shall cease to exist, the holders of shares of this series shall be divested of the foregoing special voting rights, subject to revesting in the event of each and every subsequent like arrears in payments of dividends. Upon the termination of each said special voting right, the terms of office of all persons who may have been elected directors by vote of the holders of said shares of Preferred Stock pursuant to such special voting rights shall forthwith terminate.

          Without the consent of the holders of shares entitled to cast at least two-thirds of the votes entitled to be cast by the holders of the total number of shares of all series of Preferred Stock then outstanding, voting as a class without regard to series, the holders of shares of this series being entitled to cast the same fraction of one vote per share thereon as provided in the immediately preceding paragraph, the Corporation may not: (a) create any class or series of stock which shall have preference as to dividends or distribution of assets over any outstanding series of

     Preferred Stock other than a series which shall not have any right to object to such creation or (b) alter or change the provisions of the Corporation's Certificate of Incorporation, as amended, so as to adversely affect the voting power, preferences or special rights of the holders of Preferred Stock; provided, however, that if such creation or such alteration or change would adversely affect the voting power, preferences or special rights of one or more, but not all, series of Preferred Stock at the time outstanding, consent of the holders of shares entitled to cast at least two-thirds of the votes entitled to be cast by the holders of all of the shares of all such series so affected, voting as a class, shall be required in lieu of the consent of the holders of shares entitled to cast at least two-thirds of the votes entitled to be cast by the holders of the total number of shares of Preferred Stock at the time outstanding.

          8. Liquidation Preference. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of the Series N Preferred Stock shall be entitled to receive out of the assets of the Corporation available for distribution to stockholders, before any distribution of assets shall be made to the holders of Common Stock or of any other shares of stock of the Corporation ranking as to such a distribution junior to the Series N Preferred Stock, an amount equal to $25 per share plus an amount equal to any accrued and unpaid dividends thereon to the date fixed for payment of such distribution (whether or not such dividends have been declared). If upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the amounts payable with respect to the Series N Preferred Stock and any other shares of stock of the Corporation ranking as to any such distribution on a parity with the Series N Preferred Stock are not paid in full, the holders of the Series N Preferred Stock and of such other shares shall share ratably in any such distribution of assets of the Corporation in proportion to the full respective preferential amounts to which they are entitled. After payment to the holders of the Series N Preferred Stock of the full preferential amounts provided for in this Section 8, the holders of the Series N Preferred Stock shall be entitled to no further participation in any distribution of assets by the Corporation. The consolidation or merger of the Corporation with or into any other corporation, or the sale of substantially all the assets of the Corporation in consideration for the issuance of equity securities of another corporation, shall not be regarded as a liquidation, dissolution or winding up of the Corporation within the meaning of this Section 8, but only if such consolidation, merger or sale of assets shall not in any way impair the voting power, preferences or special rights of the Series N Preferred Stock.

          9. Limitation on Dividends on Junior Ranking Stock. So long as any Series N Preferred Stock shall be outstanding, the Corporation shall not declare any dividends on the Common Stock or any other stock of the Corporation ranking as to dividends or distributions of assets junior to the Series N Preferred Stock (the Common Stock and any such other stock being herein referred to as "Junior Stock"), or make any payment on account of, or set apart money for, a sinking or other analogous fund for the purchase, redemption or other retirement of any shares of Junior Stock, or make any distribution in respect thereof, whether in cash or property or in obligations or stock of the Corporation, other than Junior Stock (such dividends, payments, setting apart and distributions being herein called "Junior Stock Payments"), unless all of the conditions set forth in the following subsections A and B shall exist at the date of such declaration in the case of any such dividend, or the date of such setting apart in the case of any such fund, or the date of such payment or distribution in the case of any other Junior Stock Payment:

               A. Full cumulative dividends shall have been paid or declared and set apart for payment upon all outstanding shares of Preferred Stock other than Junior
          Stock.

               B. The Corporation shall not be in default or in arrears with respect to any sinking or other analogous fund or any call for tenders obligation or other agreement for the purchase, redemption or other retirement of any shares of Preferred Stock other than Junior Stock."

          IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by Arjun K. Mathrani, its Executive Vice President and Treasurer, and attested by Ronald C. Mayer, its Secretary, whereby said Executive Vice President and Treasurer affirms, under the penalties of perjury, that this Certificate is the act and deed of the Corporation and that the facts stated herein are true, this 29th day of April, 1994.


                              THE CHASE MANHATTAN CORPORATION


                              By: /s/ Arjun K. Mathrani
                                 -----------------------
                                 Arjun K. Mathrani
                                 Executive Vice President
                                   and Treasurer


Attest:

By: /s/ Ronald C. Mayer
    -----------------------------
     Ronald C. Mayer
     Secretary























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